Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 20, 2015 relating to the consolidated financial statements of BioPharmX Corporation, which appears in the Prospectus, which is part of Registration Statement 333-203317 on Form S-1.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
June 24, 2015